UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Atkore International Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

(708) 339-1610

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2016, Atkore International Group Inc.’s indirect wholly-owned indirect subsidiary, Atkore International, Inc. (“AII”) completed the previously-announced refinancing of its first lien term loan facility (the “Existing First Lien Term Loan Facility”) and its second lien term loan facility (the “Second Lien Term Loan Facility”) with an amended and restated $500.0 million first lien term loan facility maturing in December 2023 (the “New First Lien Term Loan Facility”). On the same date, AII also amended its asset-based credit facility (the “Amended ABL Credit Facility”) to, among other things, (i) extend the maturity of the Amended ABL Credit Facility to December 2021 and (ii) decrease the interest rate margins applicable to loans under the Amended ABL Credit Facility. We refer to these transactions, collectively, as the “Refinancing.” AII used the borrowings under the New Term Loan Facility, together with approximately $155.0 million of available cash to prepay in full (i) all loans outstanding under the Existing First Lien Term Loan Facility and (ii) all loans outstanding under the Second Lien Term Loan Facility, and to pay related fees and expenses, including accrued and unpaid interest in respect of the Existing First Lien Term Loan Facility and the Second Lien Term Loan Facility.

Amended ABL Credit Facility

AII is the parent borrower under the credit agreement, dated December 22, 2010, as amended prior to and on December 22, 2016, among AII, UBS AG, Stamford Branch, as administrative agent and collateral agent, Deutsche Bank AG New York Branch, as co-collateral agent, and the other financial institutions and lenders from time to time party thereto (the “Amended ABL Credit Agreement”) providing for the Amended ABL Credit Facility in an amount of up to $325.0 million, subject to borrowing base availability, and includes letter of credit and swingline sub-facilities. At the option of AII, one or more wholly-owned U.S. restricted subsidiaries of AII may act as a co-borrower under the Amended ABL Credit Facility.

Amounts are available under the Amended ABL Credit Facility in U.S. dollars and Canadian dollars, with other permitted currencies to be agreed upon as necessary. In addition, subject to certain terms and conditions, AII is entitled to request additional asset-based revolving credit commitments under the Amended ABL Credit Facility (including a first-in, last-out tranche) or asset-based term loans under a new term loan facility to be included in the Amended ABL Credit Facility, which shares in the borrowing base, in an aggregate amount of up to $75 million.

The final maturity of the Amended ABL Credit Facility is December 22, 2021. In addition, however, the Amended ABL Credit Agreement provides the right for individual lenders to extend the maturity date of their commitments and loans upon the request of AII and without the consent of any other lender.

The “borrowing base” is defined in the Amended ABL Credit Agreement as, at any time, the sum of (i) 85% of the eligible accounts receivable of each borrower and each guarantor; plus (ii) the lesser of (x) 80% of eligible inventory of each borrower and each guarantor (other than the parent guarantor) valued at the lower of cost (on the first-in-first-out basis) and fair market value and (y) 85% of the net orderly liquidation value of such eligible inventory; minus (iii) such availability reserves as the administrative agent, in its permitted discretion, deems appropriate at such time; minus (iv) the outstanding principal amount of any asset-based term loans under the Amended ABL Credit Facility described above.

Interest Rates and Fees

The revolving credit loans under the Amended ABL Credit Agreement, at the option of AII, bear interest at the following rates:

•	in the case of the U.S. dollar-denominated loans, a rate equal to (i) the rate for deposits in U.S. dollars in the London interbank market (adjusted for maximum reserves) for the applicable interest period, or “LIBOR rate,” plus an applicable margin ranging from 1.25% to 1.75%, based on available loan commitments, or (ii) the base rate, which is the highest of (x) the corporate base rate established by the administrative agent from time to time, (y) 0.50% in excess of the overnight federal funds rate and (z) the one-month LIBOR rate (adjusted for maximum reserves) plus 1.00% per annum, plus, in each case, an applicable margin ranging from 0.25% to 0.75%, based on available loan commitments;

•	in the case of Canadian dollar-denominated loans, the “BA rate,” defined as (i) (A) for any lender that is a “Schedule I” bank the average annual yield rate for Canadian dollar bankers’ acceptances with a duration equal to the applicable interest period that is shown on the “CDOR” page from time to time and (B) for any lender that is not a Schedule I bank, the BA rate for Schedule I banks, plus 0.10% per annum, plus an applicable margin ranging from 1.25% to 1.75% per annum, based on available loan commitments or (ii) the Canadian prime rate that is the higher of (x) the corporate base rate of interest established from time to time by such Schedule I bank selected by the administrative agent for the Amended ABL Credit Facility as its “prime” reference rate and (y) the annual rate of interest equal to the sum of the one-month BA rate in effect on such day, plus 0.75% per annum, plus an applicable margin ranging from 0.25% to 0.75% per annum.

“Available loan commitments” is defined in the Amended ABL Credit Agreement as the remainder of (a) the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility over (b) the sum of (i) all revolving credit loans (including swingline loans) and (ii) all amounts outstanding under letters of credit at such time.

The Amended ABL Credit Facility bears a commitment fee, payable quarterly in arrears, of 0.25% per annum if the utilization of the Amended ABL Credit Facility is greater than 50% or 0.375% per annum if such utilization is equal to or less than 50%. The Amended ABL Credit Facility also bears customary letter of credit fees.

Prepayments

If, at any time, the aggregate amount of outstanding revolving credit loans (including letters of credit outstanding) exceeds (a) the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility, prepayments of the revolving credit loans (and/or the cash collateralization of letters of credit) will be required in an amount equal to such excess, without commitment reduction and without penalty, but subject to customary breakage costs in the case of LIBOR and BA rate loans.

After the occurrence and during the continuance of a Dominion Event (which is defined in the Amended ABL Credit Agreement as (a) the period from the date specified availability (as defined below) shall have been less than the greater of (A) $22 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility to the date specified availability shall have been in excess of such threshold for 30 consecutive calendar days, or (b) upon the occurrence of one or more events of default, the period that such events of default shall be continuing), all amounts deposited in the core concentration account controlled by the administrative agent will be applied on a daily basis to the outstanding loan balances under the Amended ABL Credit Facility and certain other secured obligations then due and owing.

At the option of the borrower the unutilized portion of the commitments under the Amended ABL Credit Facility may be permanently reduced and the revolving credit loans under the Amended ABL Credit Facility may be voluntarily prepaid, in each case subject to requirements as to minimum amounts and multiples, at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR and BA rate revolving credit loans other than the last day of the applicable interest period will be subject to customary breakage costs.

“Specified availability” is defined in the Amended ABL Credit Agreement as the sum of (i) the aggregate available loan commitments (as defined above) of all lenders, plus (ii) any cash or cash equivalents against which the lenders have a security interest, plus (iii) the amount by which the borrowing base exceeds the aggregate amount of the commitments.

Guarantee; Security

All obligations under the Amended ABL Credit Facility are guaranteed by Atkore International Holdings Inc. (“AIH”), Atkore International Group Inc.’s direct wholly-owned subsidiary, and each direct and indirect wholly-owned material U.S. restricted subsidiary of AII, other than the subsidiary borrowers and certain excluded subsidiaries.

All obligations of each borrower and each guarantor are secured by the following:

•	A perfected security interest in all present and after-acquired accounts receivable, inventory and other current assets and all proceeds thereof, including cash, cash equivalents, deposit accounts, securities accounts, investment accounts, instruments, chattel paper, general intangibles (excluding, for the avoidance of doubt, trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and other current assets and all books and records and related data processing software relating to, or arising from, any of the foregoing, subject to customary exceptions, which security interest is senior to the security interest in the foregoing assets securing the New First Lien Term Loan Facility (the “ABL Priority Collateral”); and

•	a perfected security interest in substantially all other tangible and intangible assets of each borrower and each guarantor, including the capital stock of AII and the capital stock of each U.S. subsidiary of each borrower and each guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by any borrower or any guarantor, subject to customary exceptions, which security interest is junior to the security interest in the foregoing assets securing the New First Lien Term Loan Facility (the “Term Loan Priority Collateral”).

The Amended ABL Credit Facility does not generally require the security interest in deposit accounts owned by AII and its subsidiaries to be perfected, except for certain “concentration” accounts into which cash is swept on a regular basis.

The respective rights of the Amended ABL Credit Facility lenders and the New First Lien Term Loan Facility lenders in the ABL Priority Collateral and the Term Loan Priority Collateral are governed by an intercreditor agreement previously entered into by the collateral agent for the Amended ABL Credit Facility and the collateral agents for the New First Lien Term Loan Facility.

Covenants, Representations and Warranties

The Amended ABL Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in fiscal periods, changes in line of business, changes in charter documents and hedging transactions. The negative covenants are subject to the customary exceptions and also permit the payment of dividends and distributions, investments, permitted acquisitions and payments or redemptions of subordinated indebtedness upon satisfaction of a “payment condition.” The payment condition is deemed satisfied upon specified availability and 30-day specified availability exceeding agreed upon thresholds of (i) 15.0% for dividends and distributions, (ii) 12.5% for investments and permitted acquisitions, (iii) 12.5% for redemptions of subordinated indebtedness, (iv) 12.5% for any merger or consolidation and (v) 10.0% for any asset sale and, in certain cases, the absence of a default or event of default and pro forma compliance with a fixed charge coverage ratio of 1.0 to 1.0.

There are no financial covenants included in the Amended ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which will be tested only when specified availability (as defined above) is less than the greater of (A) $22.0 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility, and continuing until such time as available loan commitments have been in excess of such threshold for a period of 30 consecutive days.

Events of Default

Events of default under the Amended ABL Credit Agreement are limited to nonpayment of principal when due, nonpayment of interest, fees or other amounts, inaccuracy of representations or warranties in any material respect, violation of other covenants, cross-default to other material debt, certain bankruptcy or insolvency events, certain Employee Retirement Income Security Act of 1974 (“ERISA”) events, certain material judgments, actual or asserted invalidity of material guarantees or security interests in excess of $10 million, subject to a grace period, actual or asserted invalidity of any loan document (other than the Amended ABL Credit Agreement or any of the material guaranty or security interests), and a change of control.

New First Lien Term Loan Facility

AII is the borrower under the first lien term loan facility, dated April 9, 2014, as amended and restated on December 22, 2016, among AII, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “New First Lien Credit Agreement”) providing for the New First Lien Term Loan Facility in an original principal amount of $500.0 million. The New First Lien Term Loan Facility matures on December 22, 2023 and amortizes at a rate of 1.00% per annum. In addition, the New First Lien Credit Agreement provides the right for individual lenders to extend the maturity date of their loans upon AII’s request and without the consent of any other lender.

Subject to certain conditions and without the consent of the then existing lenders (but subject to the receipt of commitments), the New First Lien Term Loan Facility may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added) by up to (i) $235.0 million plus (ii) an unlimited amount as will not cause the first lien net leverage ratio, after giving effect to the incurrence of such additional amount to exceed 3.75:1.00. Amounts available pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts under clause (i).

Interest Rates and Fees

The loans under the New First Lien Term Loan Facility bear interest at a rate equal to (i) LIBOR, plus 3.00%, or (ii) the base rate, which will be the highest of (x) the corporate base rate established by the administrative agent as its prime rate, (y) 0.50% in excess of the overnight federal funds rate and (z) one-month LIBOR (adjusted for maximum reserves) plus 1.00% per annum, plus, in each case, 2.00%. The loans made under the New First Lien Term Loan Facility are subject to a LIBOR “floor” of 1.00%.

Prepayments

The New First Lien Term Loan Facility is subject to mandatory prepayment in an amount equal to (a) 50% of excess cash flow (as defined in the New First Lien Credit Agreement), with a reduction to zero based upon achievement of a specified first lien net leverage ratio, (b) 100% of the net cash proceeds received from the incurrence of indebtedness by AII or any of its restricted subsidiaries (other than indebtedness permitted under the New First Lien Term Loan Facility, excluding certain specified refinancing indebtedness), and (c) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by AII and its restricted subsidiaries (including certain insurance and condemnation proceeds) in excess of $20.0 million, with a reduction to 50% based upon achievement of a specified first lien net leverage ratio and subject to the right of AII and its restricted subsidiaries to reinvest such proceeds within a specified period of time, and other exceptions.

Voluntary prepayments of borrowings under the New First Lien Credit Facility are permitted at any time, subject to minimum principal amount requirements, without premium or penalty, subject to customary LIBOR breakage costs.

Guarantee; Security

All obligations under the New First Lien Term Loan Facility are guaranteed by AIH and each current and future direct and indirect wholly-owned U.S. restricted subsidiary of AII, other than certain excluded subsidiaries.

All obligations of each borrower and each guarantor are secured by the following:

•	A perfected security interest in the ABL Priority Collateral, which security interest is junior to the security interest in the ABL Priority Collateral securing the Amended ABL Credit Facility; and

•	a perfected security interest in substantially the Term Loan Priority Collateral, which security interest is senior to the security interest in the Term Loan Priority Collateral securing the Amended ABL Credit Facility.

The respective rights of the New First Lien Term Loan Facility lenders and the Amended ABL Credit Facility lenders in the ABL Priority Collateral and the Term Loan Priority Collateral are governed by an intercreditor agreement previously entered into by the collateral agent for the Amended ABL Credit Facility and the collateral agent for the New First Lien Term Loan Facility.

Covenants, Representations and Warranties

The New First Lien Term Loan Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants include restrictions on, among others:

•	the incurrence of additional indebtedness and liens;

•	dividends and other distributions or the purchase, redemption or retirement of capital stock;

•	the purchase, redemption or retirement of certain junior indebtedness;

•	loans and investments;

•	entering into agreements that limit AII’s or its subsidiaries’ ability to pledge assets, make distributions or loans to AII or transfer assets to AII;

•	asset sales;

•	affiliate transactions;

•	consolidations, mergers or sale of substantially all assets;

•	voluntary payments or modifications of junior indebtedness; and

•	alterations of the business conducted.

The New First Lien Term Loan Facility does not contain financial maintenance covenants.

Events of Default

The New First Lien Term Loan Facility includes customary events of default, including events of default relating to the nonpayment of principal or interest when due, inaccuracy of representations or warranties in any material respect, violation of covenants, default under other loan document of the New First Lien Term Loan Facility, cross-default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of guarantees, certain other loan documents or liens, asserted invalidity of any intercreditor agreement and a change of control, in each case subject to customary thresholds, notice and grace period provisions.

The foregoing descriptions of the Amended ABL Credit Agreement and the New First Lien Credit Agreement are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibit 10.1 and Exhibit 10.2 respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the prepayment of all outstanding loan under the Second Lien Term Loan Facility on December 22, 2016, the Second Lien Credit Agreement, dated as of April 9, 2014, as amended, among AII, the several banks and other financial institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent for the lenders thereunder and as collateral agent for the secured parties, was terminated and all obligations of AII and the other loan parties under the Second Lien Term Loan Facility were released, discharged and satisfied in full.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning AII’s direct financial obligations pursuant to the Refinancing is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Fifth Amendment to Credit Agreement and Third Amendment to and Reaffirmation of Guarantee and Collateral Agreement, dated as of December 22, 2016, among Atkore International, Inc., the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as administrative agent for the lenders and as collateral agent for the secured parties, the other loan parties party thereto and the several banks and other financial institutions party thereto.
10.2	Second Amendment to First Lien Credit Agreement and First Amendment to and Reaffirmation of Guarantee and Collateral Agreement, dated as of December 22, 2016, among Atkore International, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other loan parties party thereto and the several banks and other financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: December 22, 2016	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Fifth Amendment to Credit Agreement and Third Amendment to and Reaffirmation of Guarantee and Collateral Agreement, dated as of December 22, 2016, among Atkore International, Inc., the several banks and other financial institutions from time to time parties thereto, UBS AG, Stamford Branch, as administrative agent for the lenders and as collateral agent for the secured parties, the other loan parties party thereto and the several banks and other financial institutions party thereto.
10.2	Second Amendment to First Lien Credit Agreement and First Amendment to and Reaffirmation of Guarantee and Collateral Agreement, dated as of December 22, 2016, among Atkore International, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other loan parties party thereto and the several banks and other financial institutions party thereto.